                                                                     Exhibit 5.1


Shipman & Goodwin LLP                                   One American Row
 Counselors at Law                                      Hartford, CT 06103-2819
                                                         Tel: (860) 251-5000

                              September 19, 2000

ATMI, Inc.
7 Commerce Drive
Danbury, CT 06810

     Re:  Registration Statement on Form S-8
          Relating to Shares of Common Stock of
          ATMI, Inc. Issuable under its 2000 Stock Plan
          ---------------------------------------------

Ladies and Gentlemen:

     As counsel for ATMI, Inc., a Delaware corporation (the "Company"), we are furnishing you with this opinion in connection with the issuance of a maximum of 2,000,000 shares of Common Stock of the Company (the "Shares") pursuant to the above-referenced Plan (the "Plan"), to which the above-referenced Registration Statement relates.

     As counsel to the Company, we have examined the registration statement and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below. In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

     Based on the foregoing, we are of the opinion that the Shares, when issued as contemplated by the Plan and said Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                     Very truly yours,

                                     /s/ Shipman & Goodwin LLP